EXHIBIT 99.4
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements of Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) are presented to illustrate the estimated effects of the acquisition of U.S. rights to the pharmaceutical product, Treximet®, which closed on August 20, 2014 (the “acquisition” or the “transaction”), and the related financing to fund the acquisition on the historical financial position and results of operations of the Company.

The unaudited pro forma condensed combined financial statements are based upon and derived from and should be read in conjunction with the historical audited financial statements for the year ended December 31, 2013 and historical unaudited financial statements for the six months ended June 30, 2014 of the Company, and the audited statement of assets acquired as of the August 20, 2014, historical audited statement of revenues and certain direct expenses for the year ended December 31, 2013 and historical unaudited statement of revenues and certain direct expenses for the six months ended June 30, 2014 of the Treximet® product line.

The unaudited pro forma condensed combined balance sheet as of June 30, 2014 assumes that the acquisition was completed on June 30, 2014. The unaudited pro forma condensed combined statement of operations and comprehensive income (loss) for the year ended December 31, 2013 and six months ended June 30, 2014 assumes that the acquisition was completed on January 1, 2013.

The Company has determined that the acquisition of U.S. rights to Treximet® constitutes a business combination as defined by Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). Under ASC 805, the assets acquired (there are no liabilities assumed) are recorded at their acquisition date fair values as described in the accompanying notes to the statement of assets acquired of the Treximet® product included elsewhere in this Form 8-K/A. Any excess of the purchase price over the fair value of assets acquired is recognized as goodwill. Fair values of assets acquired are determined based on the requirements of ASC 820 Fair Value Measurements and Disclosures. The fair values of assets acquired are based on the preliminary estimates of fair values as of the acquisition date.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma combined financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information.  Management believes the fair values recognized for the assets acquired are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available.  There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The unaudited pro forma condensed combined financial statements have been prepared by management in accordance with the Article 11 of Regulation S-X, and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the acquisition. In addition, the accompanying unaudited pro forma combined statement of operations and comprehensive income does not include any pro forma adjustments to reflect operational efficiencies, expected cost savings or economies of scale which may be achievable or the impact of any non-recurring charges and one-time transaction related costs that result directly from the transaction.  The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations and comprehensive income (loss), expected to have continuing impact on the combined results of operations.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

●
the Company’s historical audited financial statements and accompanying notes as of and for the year ended December 31, 2013 included in the Company’s annual report on Form 10-K, filed with the Securities Exchange Commission (SEC) on March 17, 2014;

●
the Company’s historical unaudited financial statements and accompanying notes as of and for the six months ended June 30, 2014 included in the Company’s quarterly report on Form 10-Q, filed with the SEC on August 11, 2014;

●
the Statement of revenues and certain direct expenses of the Treximet® product line and the accompanying notes for the year ended December 31, 2013 (audited) and for the six months period June 30, 2014 (unaudited), included as Exhibit 99.3 to this Form 8-K/A;

●	the audited Statement of assets acquired of the Treximet® product line and accompanying notes as of August 20, 2014, included as exhibit 99.2 to this Form 8-K/A.

Description of transaction

On August 20, 2014, Pernix , through its wholly-owned subsidiary, Worrigan Limited (“Worrigan” ) completed the acquisition of the U.S. rights to the pharmaceutical product, Treximet®, including the regulatory registrations, the related contracts, and the product intellectual property associated therewith, from GlaxoSmithKline plc and certain of its related affiliates (together “GSK”).  There were no other tangible or intangible assets acquired and liabilities assumed related to Treximet® product from GSK.

The total purchase price consisted of upfront cash payment of $250 million paid to GSK upon closing of the transaction, and $17 million payable to GSK upon receipt of an updated Written Request for pediatric exclusivity from the U.S. Food & Drug Administration and subject to certain deductions based on delays in supplying the commercial product to the Company.  Subsequently, the deductions resulting from delays in supplying the commercial product reduced the $17.00 million payable amount to $1.95 million.

     In connection with the transaction, GSK has assigned to  Worrigan the Product Development and Commercialization Agreement, (the “PDC Agreement”) between GSK and Pozen Inc. (“Pozen”). In connection with the assignment of the PDC Agreement,  Worrigan has paid $3 million to CPPIB Credit Investments Inc. (“CPPIB”) (that owns the rights to the royalty payments under the PDC Agreement), and has also granted Pozen a warrant (the “Warrant”) to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on May 13, 2014 as reported on NASDAQ. The Warrant is exercisable from the closing date (August 20, 2014) of the Agreement until February 28, 2018. The Company will continue to pay royalty under the PDC Agreement.

GSK manufactured Treximet® under a license from Pozen and paid royalty to Pozen. Pursuant to the agreement between GSK and Worrigan , GSK will manufacture Treximet® for sale to the Company for a period of three years unless terminated earlier due to GSK’s failure to supply resulting from a force majeure event, the Company’s failure to pay the holdback amount, or a material contract breach, insolvency, or bankruptcy by either party as defined in the supply agreement.

PERNIX THERAPEUTICS HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2014
(in thousands)

	Pernix Historical	Treximet®		Pro forma Adjustments		Pernix Pro forma As adjusted
ASSETS
Current assets
Cash and cash equivalents	$60,791	$-		$(40,735	) (4)	$20,056
Accounts receivable, net	22,769	-		-		22,769
Inventory, net	12,546	-		-		12,546
Note receivable, net of unamortized discount of $25	4,825	-		-		4,825
Prepaid expenses and other current assets	6,536	-		2,221	(7)	8,757
Income tax receivables	5,348	-		-		5,348
Deferred income taxes	11,085	-		-		11,085
Total current assets	123,900	-		(38,514)		85,386
Property and equipment, net	1,107	-		-		1,107
Other assets
Goodwill	41,581	4,309	(2)	-		45,890
Intangible assets, net	76,380	253,000	(2)	-		329,380
Note receivable, net of unamortized discount of $223	4,627	-		-		4,627
Other long term assets	5,544	-		5,554	(7)	11,098
Total assets	$253,139	$257,309		$(32,960)		$477,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,738	$-		$-		$7,738
Accrued personnel expenses	3,976	-		-		3,976
Accrued allowances	34,857	-		-		34,857
Other accrued expenses	3,964	-		351	(9)	4,315
Other liabilities	4,364	-		1,950	(3)(i)	6,314
Deferred income taxes	-	-		805	(8)	805
Debt	13,129	-		24,114	(6)	37,243
Total current liabilities	68,028	-		27,220		95,248

Long-term liabilities
Other liabilities	11,488	-		-		11,488
Debt	-	-		195,885	(6)	195,885
Senior convertible notes	65,000	-		-		65,000
Deferred income taxes	11,284	-		2,012	(8)	13,296
Total liabilities	155,800	-		225,117		380,917

STOCKHOLDERS' EQUITY
Common stock	380	-		-		380
Treasury stock	(4,754)	-		-		(4,754)
Additional paid-in capital	122,691	-		2,359	(5) (i)	125,050
Accumulated deficit	(20,978)	-		(3,127)	(5) (ii)(iii)	(24,105)
Total stockholders' equity	97,339	-		(768)		96,571

Total liabilities and stockholders' equity	$253,139	-		$224,349		$477,488

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PERNIX THERAPEUTICS HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2014
(in thousands, except per share amounts)

	Pernix Historical	Treximet Historical	Pro forma Adjustments		Pernix Pro forma As adjusted

Net revenues	$36,434	$30,346	$-		$66,780
Costs and operating expenses
Cost of product sales	18,661	6,268	-		24,929
Selling, general and administrative expenses	27,367	66	-		27,433
Research and development expense	1,314	1,204	-		2,518
Depreciation and amortization expense	4,160	2,648	30,209	(10)	37,017
Loss on disposal of equipment	153	-	-		153
Loss on sales of PML (including impairment charge)	6,672	-	-		6,672
Total costs and operating expenses	58,327	10,186	30,209		98,722

Income (loss) from operations	(21,893)	20,160	(30,209)		(31,942)

Other income (expense)
Interest expense, net	(3,497)	-	(12,864	) (11)	(16,361)
Total other income (expense), net	(3,497)	-	(12,864)		(16,361)

Income (loss) before income taxes	(25,390)	20,160	(43,073)		(48,303)

Income tax benefit	9,615	-	8,529	(12)	18,144

Net income (loss)	$(15,775)	$20,160	$(34,544)		$(30,159)

Other comprehensive income (loss)	-	-	-		-

Comprehensive income (loss)	$(15,775)	$20,160	$(34,544)		$(30,159)

Net loss per share, basic	$(0.42)	$-	$-		$(0.80)
Net loss per share, diluted	$(0.42)	$-	$-		$(0.80)
Weighted-average common shares, basic	37,551	-	-		37,551
Weighted-average common shares, diluted	37,551	-	-		37,551

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PERNIX THERAPEUTICS HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands, except per share amounts)

	Pernix Historical	Treximet Historical	Pro forma Adjustments		Pernix Pro forma As adjusted

Net revenues	$84,872	$78,835	$-		$163,707
Costs and operating expenses
Cost of product sales	43,870	16,191	-		60,061
Selling, general and administrative expenses	62,551	64	-		62,615
Research and development expense	4,798	4,631	-		9,429
Depreciation and amortization expense	8,676	6,354	59,360	(10)	74,390
Loss on disposal of assets, impairment of intangibles	19,638	-	-		19,638
Total costs and operating expenses	139,533	27,240	59,360		226,133

Net income (loss) from operations	(54,661)	51,595	(59,360)		(62,426)

Other income (expense)
Change in fair value of put right	(8,361)	-			(8,361)
Change in fair value of contingent consideration	805	-			805
Gain on contingent consideration and put right	16,269	-			16,269
Interest expense, net	(4,049)	-	(28,621	)(11)	(32,670)
Gain on sale of investment	3,605	-	-		3,605
Total other income (expense), net	8,269	-	(28,621)		(20,352)

Income (loss) before income taxes	(46,392)	51,595	(87,981)		(82,778)

Income tax benefit	20,756	-	17,996	(12)	38,752

Net income (loss)	$(25,636)	$51,595	$(69,985)		$(44,026)

Other comprehensive (loss)/income
Unrealized gain during period, net of tax $(411)	(702)	-	-		(702)
Reclassification adjustment for net gains included in net loss, net of tax of $(1,332)	(2,273)	-	-		(2,273)

Comprehensive income (loss)	$(28,611)	$51,595	$(69,985)		$(47,001)

Net loss per share, basic	$(0.70)	$-	$-		$(1.21)
Net loss per share, diluted	$(0.70)	$-	$-		$(1.21)
Weighted-average common shares, basic	36,444	-	-		36,444
Weighted-average common shares, diluted	36,444	-	-		36,444

See the accompanying notes to the unaudited pro forma combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.
Treximet® product was not a separate legal entity of GSK and was never operated as a stand-alone business, division or subsidiary. GSK has never prepared full stand-alone or full carve-out financial statements for the Treximet® product, and has never maintained the distinct and separate accounts necessary to prepare such financial statements. Accordingly, GSK concluded that it was impractical to prepare the statement of financial position or the statement of assets acquired on the basis of the GSK’s historical GAAP carrying value related to the Treximet® product. Therefore, in accordance with the SEC rules, the Company has presented an audited statement of assets acquired prepared on the the basis of the allocation of the purchase price as of the acquisition date in Form 8-K/A.

2.
These adjustments reflect the recording of the acquisition date fair values of the intangible assets and goodwill based on the allocation of the purchase price paid by the Company, as presented in the statement of assets acquired as of the acquisition date. Assets acquired as a result of this transaction were as follows (in thousands):

Pro forma as of June 30, 2014
Intangible assets (refer note 3(iii)):
- Intellectual Property	$230,000
- IPR&D	23,000
Total intangible assets	$253,000
Goodwill (refer note 3(iv))	$4,309

3.
The following table reflects the preliminary allocation of the total purchase price of Treximet® to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value (in thousands):

Purchase price:	Pro forma as of June 30, 2014
Cash consideration paid to GSK	$250,000
Fair value of contingent consideration payable to GSK (i)	1,950
Cash paid to CPPIB (ii)	3,000
Fair value of Warrant issued to Pozen (ii), 5(ii)	2,359
Total purchase price	$257,309

Estimated fair value of assets acquired:
Intangible assets (iii):
- Intellectual Property	$230,000
- IPR&D	23,000
Amount attributable to assets acquired	$253,000
Goodwill (iv)	$4,309

(i)
Represents fair value of the contingent consideration payable to GSK upon receipt of an updated Written Request for pediatric exclusivity from the U.S. Food & Drug Administration and subject to certain deductions based on delays in supplying the commercial product to the Company.

(ii)
Cash payment of $3.00 million to CPPIB and issuance of Warrant with fair value of $2.36 million to Pozen are considered as consideration paid by the Company to acquire the exclusive US rights to Treximet®. These payments were made in exchange for the consent of the respective parties to permit GSK to transfer the US rights to Treximet® to the Company.

(iii)
As of the effective time of the acquisition, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma combined financial statements, it is assumed that all assets will be used in a manner that represents the highest and best of those assets, but it is not assumed that any market synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

The fair value of identifiable assets is determined primarily using the “income method,” which starts with a forecast of all expected future cash flows. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including net revenue, cost of product sales, research and development costs, sales and marketing expenses, income tax expense, capital expenditures and working capital requirements) as well as estimated contributory asset charges; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors.

The unaudited pro forma condensed combined financial statements include estimated identifable intangible assets representing intellectual property intangibles valued at $230.00 million, and in-process research and development (“IPR&D”) intangibles valued at $23.00 million. The  intellectual property  intangible assets represent developed technology of products approved for sales in the market, which we refer to as marketed products, and have a finite useful lives. They are amortized on a straight line basis over a weighted average of 3.5 years. These estimates will be adjusted accordingly if the final identifable intangible asset valuation generates results, including corresponding useful lives and related amortization methods, that differ from the pro forma estimates, or if the above scope of intangible assets is modified. The IPR&D are considered indefinite-lived intangible assets until the completion or abandonment of the associated research and development efforts. Accordingly, during the development period, these assets are not amortized but subject to an annual impairment review.  The final valuation is expected to be completed within 12 months from the completion of the acquisition.

(iv)
Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired. Goodwill is not amortized but tested for impairment on an annual basis or when indications for impairment exists.

4.	Adjustments to cash and cash equivalents are as follows (in thousands):

Pro forma as of June 30, 2014
New term loan	$220,000
Cash consideration paid to GSK	(250,000)
Cash consideration paid to CPPIB	(3,000)
Deferred financing cost	(7,619)
Transaction related costs	(116)
Pro forma adjustments to cash and cash equivalents	$(40,735)

5.	Represents pro forma adjustments to certain components of stockholders’ equity as follows (in thousands):

Pro forma as of June 30, 2014
Fair value of warrants issued in additional paid-in capital (i)	$2,359
Deferred tax expense (ii)	(2,817)
Transaction costs (iii)	(310)
Pro forma adjustments to stockholders’ equity	$(768)

(i)	Represents fair value of Warrant issued to Pozen to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on May 13, 2014 as reported on NASDAQ. The Warrant is exercisable from the closing date (August 20, 2014) of the Agreement until February 28, 2018. The fair value of Warrant is determined using the Black-Scholes model.

(ii)	Represents the deferred tax expense recognized on debt issuance costs paid.

(iii)	Represents transaction costs incurred by the Company which are not reflected in the historical financial statements. Of the total transaction costs, $0.12 million has been paid in cash, and $0.19 million is outstanding and included in other accrued expenses in the statement of financial position. No adjustments have been made to the unaudited pro forma income statement as these costs are non-recurring in nature.

6.
Represents the current portion and non current portion ofthe term loan of $220.00 million to finance the acquistion. The term loan is repayable within 3.5years. The interest rate on the term loan is 12.00% per annum.

7.	Represents current and non-current portion of the deferred financing costs on the new term loan.

8.	Represent the current and non-current deferred tax liability on deferred debt issuance costs. The deferred tax liability is calculated at 36.95%, the statutory tax rate in the United States.

9.	Represents accrual of outstanding transaction costs of $0.20 million and deferred financing costs of $0.15 million.

10.
Represents elimination of historical amortization expense on intangible assets recorded in the statement of revenues and certain direct expense of Treximet® and recording of amortization expense on intangible assets recognized in connection with the acquisition. The developed technology intangible asset recognized in the acquisition is amortized over the remaining useful life of 3.5 years.

11.
 Represents interest expense on the new term loan and amortization of deferred financing costs. The interest expense on new term loan, at the rate of 12% per annum, is $11.75 million for the six months ended June 30, 2014, and $26.40 million for the year ended December 31, 2013. Amortization of deferred financing costs is $1.11 million for the six months ended June 30, 2014, and $2.22 million for the year ended December 31, 2013.

12.
Represents income tax benefit on the amortization of intangible asset at the statutory tax rate of Ireland (12.50%), and the income tax benefit on the interest expense at the statutory tax rate of the United States (36.95%).